                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          FUSION MEDICAL TECHNOLOGIES
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

Notes:

                       FUSION MEDICAL TECHNOLOGIES, INC.

                               ----------------

                    Notice of Annual Meeting of Stockholders
                          to be held on June 15, 2000

                               ----------------

  Dear Stockholder:

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Fusion Medical Technologies, Inc., a Delaware corporation ("Fusion" or the "Company"), will be held on Thursday, June 15, 2000 at 10:00 a.m., local time, at the Company's headquarters located at 34175 Ardenwood Blvd., Fremont, California for the following purposes:

     1. To elect one Class I director to serve for two years expiring upon the 2002 Annual Meeting of the Stockholders and to elect one Class II Director to serve for three years expiring upon the 2003 Annual Meeting of the Stockholders or until a successor is duly elected and qualified.

     2. To approve an amendment to the Company's 1993 Stock Option Plan increasing the number of shares of Common Stock authorized for issuance by 950,000 shares to 3,590,492 shares.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only holders of record of the Company's Common Stock at the close of business on April 18, 2000, the record date, are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order Of The Board Of Directors

                                          /s/ PHILIP M. SAWYER

                                          Philip M. Sawyer
                                          President, Chief Executive Officer
                                           and Director

Fremont, California
April 24, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN
      THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                       FUSION MEDICAL TECHNOLOGIES, INC.

                                Proxy Statement
                                      for
                      2000 Annual Meeting of Stockholders
                            To Be Held June 15, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROCEDURAL MATTERS........................................................   1

PROPOSAL ONE--ELECTION OF DIRECTORS.......................................   3

PROPOSAL TWO--AMENDMENT TO 1993 STOCK OPTION PLAN.........................   6

PROPOSAL THREE--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS....  10

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT..................  11

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.........................  12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............  12

SUMMARY COMPENSATION TABLE................................................  13

CERTAIN TRANSACTIONS......................................................  15

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS............  16

STOCK PERFORMANCE GRAPH...................................................  18

OTHER MATTERS.............................................................  19

                       FUSION MEDICAL TECHNOLOGIES, INC.

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               PROCEDURAL MATTERS

General

   This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Fusion Medical Technologies, Inc. ("Fusion" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 15, 2000 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 34175 Ardenwood Blvd., Fremont, California 94555, and the telephone number at that location is
(510) 818-4600.

   These proxy solicitation materials were mailed on or about May 9, 2000, together with the Company's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

   Stockholders of record at the close of business on April 18, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,049,764 shares of the Company's Common Stock were issued and outstanding. No shares of Preferred Stock were outstanding.

Revocability of Proxies

   Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting Procedures

   Each stockholder is entitled to one vote for each share of Common Stock on all matters to be voted on by the stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the matters scheduled to be voted on at the Annual Meeting. Votes cast in person or by proxy will be tabulated by the inspector of elections (the "Inspector") with assistance from Boston EquiServe, the Company's transfer agent.

   Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted (i) "FOR" the election of the Company's nominees for directors, (ii) "FOR" ratification and approval of an amendment to the Company's 1993 Stock Option Plan increasing the number of shares of Common Stock reserved for issuance by 950,000 to 3,590,492 shares, and (iii) "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2000.

Quorum; Abstentions; Broker Non-Votes

   In general, Delaware law also provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting. The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of or opposed to any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the directors and for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

   If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Proxies

   All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if not revoked prior thereto. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivery of a written notice of revocation or a duly executed proxy to the Secretary of the Company bearing a date later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.

Expense of Solicitation

   The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Procedure for Submitting Stockholder Proposals

   Proposals of the Company's stockholders intended to be presented at the regularly scheduled 2000 Annual Meeting of Stockholders must be received by the Company no later than January 4, 2000, and must satisfy the conditions established by the Securities and Exchange Commission (the "SEC") for stockholder proposals to be included in the Company's proxy statement for that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

   Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven authorized seats on the Board of Directors, divided into three classes serving staggered terms of three years. Currently there is one vacancy on the Board of Directors. There are two directors in Class I, one director in Class II and three directors in Class III. One Class II director is to be elected at the Annual Meeting. There will remain one vacancy on the Board of Directors among the Class I directors. The form of proxy delivered with this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named therein. The Class III and Class I directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. The Class II director elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

   In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

   The names of the Class I and Class II nominees for election to the Board of Directors at the Annual Meeting, their age as of the Record Date, and certain information about them is set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

          Name           Age                Principal Occupation                Since
          ----           ---                --------------------                -----

Nominee for Class I
 Director

J. Michael Egan.........  47 President and CEO, Bluebird Development, LLC       1999

Nominee for Class II
 Director

Douglas E. Kelly, M.D.
 (2)....................  39 General Partner, Asset Management Associates, Inc. 1993

Continuing Class III
 Directors

Gordon W. Russell (1)...  66 General Partner, Sequoia Capital                   1993

Philip M. Sawyer........  35 President, Chief Executive Officer and Director    1993

Vaughn D. Bryson (2)....  61 President, Life Science Advisors                   1996

Continuing Class I
 Directors

Olav B. Bergheim (1)....  49 Venture Partner, Domain Associates                 1995

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

   There are no family relationships among any directors or executive officers of the Company.

Director to be Elected at the Annual Meeting

   Mr. Egan has served as a director since May 1999. Since 1996, Mr. Egan has been President and CEO of Bluebird Development, LLC, a financial partnership with Osaka, Japan-based Kobayashi Pharmaceutical Company, a major distributor of medical devices in Asia. Since 1992, Mr. Egan has been Chief Executive Officer, and recently joined the Board of Directors, of ReGen Biologics, a company developing collagen based orthopedic implants. Mr. Egan also served as the Group Vice President for Business Development, Marketing and Sales for Concept, Inc., an orthopedic medical device division of Bristol Myers Squibb between 1982 and 1991. Mr. Egan holds a B.A. in Business Administration from Colorado College.

   Dr. Kelly has served as a director since November 1993. Dr. Kelly is a General Partner of AMA Partners 1989, L.P. AMA Partners 1998, L.P. and Alloy Ventures 2000, LLC, venture capital partnerships. Dr. Kelly holds a B.A. in Biochemistry and Molecular Biology from the University of California, San Diego, an M.D. from the Albert Einstein College of Medicine and an M.B.A. from the Stanford University Graduate School of Business.

Directors Whose Terms Extend Beyond the Annual Meeting

   Mr. Bergheim has served as a Director of the Company since October 1995. Mr. Bergheim has been a Venture Partner with Domain Associates, a venture capital firm, since 1995. Prior to Domain Associates, Mr. Bergheim served in various capacities in Baxter Healthcare for 18 years. Mr. Bergheim is a director of Vista Medical Technologies.

   Mr. Bryson has served as a director since March 1996. Since May 1995, Mr. Bryson has been President of Life Sciences Advisors, a consulting firm focused on assisting biopharmaceutical companies in building shareholder value. Mr. Bryson was Vice Chairman of Vector Securities International, Inc., an investment banking firm, from April 1994 to December 1996. Mr. Bryson was an employee of Eli Lilly and Company for 32 years and served as President and Chief Executive Officer of Eli Lilly from 1991 to 1993. He served as a member of Eli Lilly's Board of Directors from 1984 until his retirement in 1993. Mr. Bryson is a director of Ariad Pharmaceuticals, Inc., Chiron Corporation, Perclose, Inc. and Quintiles Transnational Corp. Mr. Bryson received a B.S. degree in Pharmacy from the University of North Carolina and completed the Sloan Program at the Stanford University Graduate School of Business.

   Mr. Russell has served as Fusion's Chairman of the Board since October 1993. Mr. Russell has been a General Partner with Sequoia Capital, a venture capital firm, since 1979. Mr. Russell currently serves on the Board of Directors of Sangstat Medical Corporation, Aradigm Corporation and ChemTrak, Inc. Mr. Russell has served as Chairman-Emeritus of the Board of Trustees for the Palo Alto Medical Foundation since 1990, and currently serves as Chairman of the Board of Overseers of Dartmouth College Medical School. Prior to 1979, Mr. Russell was Vice President, General Manager, of the Medical Instruments Divisions of Coherent, Inc. and Syntex, Inc. Mr. Russell holds an A.B. from Dartmouth College.

   Mr. Sawyer, one of Fusion's founders, has served as President and Chief Executive Officer and as a Director since April 1993. From 1991 to 1993, Mr. Sawyer worked in various positions in marketing and business development at the Stryker Corporation. Mr. Sawyer worked in the health care corporate finance group at E.F. Hutton and Co. Mr. Sawyer holds a B.A. from Haverford College and an M.B.A. from the Harvard Business School.

Vote Required

   The nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as the Class I and Class II directors. Votes withheld from any director are counted for purposes of determining the present or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings and Committees

   During fiscal 1999, the Board of Directors held four meetings (including regularly scheduled and special meetings). Dr. Kelly was unable to attend one meeting. Certain matters were approved by the Board of Directors by unanimous written consent.

   The Board of Directors of the Company currently has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee is composed of Messrs. Russell, and Bergheim. The Compensation Committee is composed of Mr. Bryson and Dr. Kelly. The Company has no nominating committee or committee performing similar functions.

   Audit Committee. The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, provides to the Board of Directors the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent accountants, and provides to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The Audit Committee held one meeting during fiscal 1999.

   Compensation Committee. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal 1999.

Director Compensation

   Non-employee directors of the Company are not compensated in cash for attending meetings of the Board of Directors or for Board Committee meetings held on a different day. The Company has adopted the 1996 Directors' Option Plan (the "Director Plan") providing for stock options to be granted to certain non-employee directors. A total of 120,000 shares of Common Stock have been reserved for issuance under the Director Plan. As of December 31, 1999, there were 59,200 options to purchase shares outstanding under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 8,000 shares of Common Stock (the "Initial Option") to each non-employee director on the date on which such director first becomes a director. After the Initial Option is granted to a non-employee director, such director will automatically be granted an option to purchase 3,200 shares on the date of the Company's Annual Meeting, provided such person is then a non-employee director, and, provided further, that on such date such person has served on the Board for at least six months.

   In July 1999, the Board of Directors granted stock options to each sitting non-employee director. The stock options were granted from the 1993 Stock Option Plan. For directors Bergheim, Bryson, Russell, and Kelly, the number of options granted were 28,800. For Mr. Egan, the number of shares was 24,000. The options vest over four years from the grant date.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR AND THE NOMINEE FOR CLASS II DIRECTOR NAMED HEREIN.

                                  PROPOSAL TWO

                                  AMENDMENT TO
                             1993 STOCK OPTION PLAN

General

   The Company's 1993 Stock Option Plan (the "1993 Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options. The 1993 Plan was adopted by the Board of Directors in October 1993 and approved by the stockholders in October 1993. Unless terminated sooner, the 1993 Plan will terminate automatically in September 2003.

   In March 2000, the Board of Directors increased the shares reserved for issuance under the 1993 Plan by 950,000 shares, bringing the total shares currently reserved for issuance under the 1993 Plan to 3,590,492 shares. Proposal Two seeks stockholder approval of the increase in shares reserved. Approval of the amendment to the 1993 Plan also perfects the stockholder approval requirement of Section 422 of the Code.

   The Company believes that stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like Fusion have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with other companies for experienced executives and other key personnel and believes that it must be able to offer comparable packages to attract the caliber of individual necessary to the Company's business.

Vote Required

   The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to ratify and approve the amendment to the 1993 Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993
PLAN.

   The essential provisions of the 1993 Plan are outlined below.

Administration

   The 1993 Plan is administered by the Board or a committee appointed by the Board (the "Administrator"), which committee is in compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

Eligibility; Limits on Grants

   The 1993 Plan provides that nonstatutory stock options may be granted to employees, including officers, directors and consultants to the Company. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options are granted and the number of shares subject to each option. The 1993 Plan is administered so as to satisfy certain requirements under the federal securities laws, including under the Exchange Act, and the Code.

   As of December 31, 1999, there were approximately 61 employees and 5 consultants currently eligible to participate in the 1993 Plan, and 71 optionees, including consultants and directors, held outstanding options under the 1993 Plan. As of December 31, 1999, a total of 2,640,000 shares of Common Stock have been authorized for issuance pursuant to the 1993 Plan. 430,000 shares had been issued upon the exercise of stock options granted under the 1993 Plan, 1,793,000 shares were subject to outstanding options and 417,000 shares were available for future grant.

Terms of Options

   The term of each option granted under the 1993 Plan is determined by the Stock Option Agreement between the optionee and the Company but may not be longer than ten years, except in the case of options granted to an optionee who at the time of grant owns stock representing 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, for whom the term of each option may not be longer than five years. Each option is evidenced by a written agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

     (a) Exercise of the Option: The Administrator determines when options may be exercisable. Shares subject to an option generally vest and are exercisable over a period of four years at the rate of one-quarter of the shares on each anniversary of the option grant subject to option. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the shares to be purchased upon exercise of any option may be paid, at the discretion of the Administrator, in cash, check, or other shares of Common Stock (with some restrictions).

     (b) Exercise Price: The exercise price under the 1993 Plan is determined by the Administrator, provided that, generally in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. In the case of a non-statutory stock option, the exercise price may not be less than 85% of the fair market value of the Common Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to an employee or consultant who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted.

     (c) Termination of Employment: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, an option under the 1993 Plan may be exercised not later than 30 days after such termination (but in no event later than the date of expiration of the term of the option) and may be exercised only to the extent such option was exercisable and vested on the date of termination.

     (d) Disability of Optionee: If an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's disability (as defined in Section 22(e)(3) of the Code), an option may be exercised within 12 months after termination of employment due to such disability (but in no event later than the date of expiration of the term of the option), but only to the extent such option was exercisable and vested on the date of termination.

     (e) Death of Optionee: If an optionee should die while employed by the Company, an option may be exercised at any time within 12 months after the date of death (but in no event later than the date of expiration of the term of the option), but only to the extent such options were exercisable and vested on the date of termination.

     (f) Termination of Options: Under the form of option agreement currently used by the Company, options generally expire ten years from the date of grant.

     (g) Non-transferability of Options: Unless otherwise specified by the Administrator, options are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

     (h) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1993 Plan as may be determined by the Administrator.

Changes in Capitalization

   In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustments will be made in the number of shares reserved for issuance and in the number of shares subject to outstanding options under the 1993 Plan, as well as in the price per share of Common Stock covered by such options. Such adjustment will be made by the Board of Directors, whose determination is final, binding and conclusive.

   In the event of the proposed dissolution or liquidation of the Company, options outstanding under the 1993 Plan will terminate immediately prior to such action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, outstanding options may be assumed or an equivalent option may be substituted by the successor entity. If such outstanding options are not assumed or substituted, however, the Board of Directors will notify the optionee that the option will be exercisable for a period of 45 days, after which the option will terminate.

Amendment and Termination of the Plan

   The Board of Directors may amend the 1993 Plan at any time, or may terminate the 1993 Plan, without stockholder approval; provided, however, that stockholder approval is required for any amendment to the 1993 Plan for which stockholder approval would be required under the Code or other applicable rules, and no action by the Board of Directors or stockholders may unilaterally impair any option previously granted under the 1993 Plan. In any event, the 1993 Plan will terminate in October 2003. Any options outstanding under the 1993 Plan at the time of its termination will remain outstanding until they expire by their terms.

Tax Information

   The following is a summary of the effect of federal income taxation with respect to the grant and exercise of options under the 1993 Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

 Incentive Stock Options

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

 Non-statutory Stock Options

   All other options which do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon the option's exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Participation in the 1993 Plan

   As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future awards under the 1993 Plan. As a result, future awards are not determinable at this time. The following table sets forth information with respect to options granted under the 1993 Plan during the fiscal year ending December 31, 1999 to each of the officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-employee directors and to all other employees as a group. The term of options under the 1993 Plan (other than those granted to 10% stockholders, such as Mr. Sawyer, as to which the term is five years from the date of grant) is generally ten years from the date of grant.

                                                                     % of Total
                                                            Average    Grants
                                                  Options   Exercise Under the
            Identity of Person or Group          Granted(#) Price($) 1993 Plan
            ---------------------------          ---------- -------- ----------
   Philip M. Sawyer.............................  100,000     5.75      10.8
   Debera M. Brown..............................   30,000     5.75       3.2
   Cary J. Reich................................   30,000     5.75       3.2
   Scott Huie...................................   30,000     5.75       3.2
   Joseph F. Rondinone..........................   30,000     5.75       3.2
   All current executive officers as a group....  400,000     5.75      43.1
   All non-employee directors...................  139,200    10.25      15.0
   All other employees as a group...............  359,875     8.99      38.8

--------
*  Less than 1%

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   On the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company to audit the consolidated financial statements of the Company for the year ending December 31, 2000, and recommends that the stockholders vote for ratification of such appointment.

   PricewaterhouseCoopers LLP has audited the Company's financial statements since 1994. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required

   Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants will require the affirmative vote of a majority of the votes cast at the Annual Meeting. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPOINTING PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

            SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 2000 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors;
(iii) each of the officers named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of January 25, 2000 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 10,049,764 shares of common stock outstanding as of March 31, 2000.

   All shares shown below for Joseph Rondinone and Scott Huie represent shares issuable upon exercise of stock options. The shares shown for directors Douglas Kelly, Gordon Russell, Olav Bergheim, Vaughn Bryson and Lawrence Mohr, each include 10,398 shares issuable upon exercise of stock options. The shares below also include exercisable options for (1) Cary Reich, 141,118 shares, (2) Debera Brown, 98,837 shares, (3) Joseph Rondinone, 75,879 shares, (4) Scott Huie, 69,164 shares and (5) all directors and officers as a group, 546,743 shares.

                                                        Shares     Percentage
                                                     Beneficially Beneficially
                         Name                           Owned        Owned
                         ----                        ------------ ------------
   Philip M. Sawyer (1).............................  1,076,236       10.7
      Fusion Medical Technologies, Inc.
      34175 Ardenwood Blvd.
      Fremont, CA 94555

   Interface Biomedical Laboratories Corporation....    678,210        6.8
      Philip N. Sawyer, M.D.
      7600 Ridge Boulevard
      Brooklyn, New York 11209

   Douglas E. Kelly, M.D. (2).......................    656,097        6.5
      2275 East Bayshore Road, Suite 150
      Palo Alto, CA 94303

   Asset Management Associates 1989, L.P............    645,688        6.4
      Douglas B. Kelly, M.D.
      2275 East Bayshore Road, Suite 150
      Palo Alto, CA, 94303

   State of Wisconsin Investment Board..............    887,600        8.8
      121 East Wilson Street
      Madison WI 53707

   Gordon W. Russell................................    245,001        2.4

   Cary J. Reich, Ph.D..............................    153,772        1.5

   Debera M. Brown..................................    111,719        1.2

   Joseph F. Rondinone, Ph.D........................     98,385

   Scott A. Huie....................................     78,917

   Olav B. Bergheim.................................     26,968

   Vaughn B. Bryson.................................     26,968

   All Directors and executive officers as a group
      (13 persons)..................................  2,183,167       21.7

--------
*  Less than 1%.
(1) Includes 365,944 shares held by Mr. Sawyer, and 678,210 shares held by Interface Biomedical Laboratories Corporation, of which Mr. Sawyer is a shareholder.
(2) Includes 645,688 shares held by Asset Management Associates 1989, L.P. Dr. Kelly is a General Partner of AMA Partners 1996, L.P. and disclaims beneficial ownership of the shares held by Asset Management Associates 1989, L.P. except to the extent of his proportionate partnership interest. Includes 10,409 shares held by Dr. Kelly.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders") to file with the SEC and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1999 its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements except for the following: Ms. Brown, Mr. Huie, Mr. Reich, Mr. Rondinone did not report in a timely manner on Form 4, the grant of a stock option. Mr. Strauss and Mr. Ellis did not report in a timely manner on Form 3, the grant of a stock option.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee was formed in April 1995 and is currently composed of Messrs. Kelly and Bryson. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is, or was formerly, an officer or an employee of the Company.

                           SUMMARY COMPENSATION TABLE

   The following table sets forth certain information for the year ended December 31, 1999, regarding the compensation of our Chief Executive Officer and each of our other four most highly compensated executive officers whose annual salary and bonus for 1999 were in excess of $100,000. These executives are referred to as Named Executive Officers elsewhere in this prospectus. The Other Annual Compensation column in the table consists of housing allowances. The Salary column includes compensation earned by the individual but deferred under our 401(k) plan.

                                                     Long Term
                                                    Compensation
                                                    ------------
                                      Annual           Awards
                                   Compensation      Securities
   Name and Principal    Fiscal -------------------  Underlying     All Other
        Position          Year  Salary($)  Bonus($) Options (#)  Compensation($)
   ------------------    ------ ---------  -------- ------------ ---------------
Philip M. Sawyer........  1999   189,375       --     100,000           --
 President and Chief      1998   175,000    10,000        --            --
 Executive Officer        1997   173,750       --         --            --

Cary J. Reich, Ph.D.....  1999   195,554       --      30,000        13,000
 Vice President,          1998   183,021       --      25,000        13,000
 Research                 1997   174,859       --      40,000        20,000

Scott A. Huie...........  1999   171,858       --      30,000           --
 Vice President,          1998   162,424    20,000     15,000           --
 Operations               1997    64,308(1) 20,000     80,000           --

Debera M. Brown.........
 Vice President,          1999   181,551       --      30,000           --
 Regulatory Affairs &     1998   172,563       --      25,000           --
 Quality Assurance        1997   163,006       --      42,000           --

Jeff Rondinone, Ph.D....  1999   171,858       --      30,000           --
 Vice President,          1998   162,833       --      30,000           --
 Development              1997   146,321       --      55,000           --

--------
(1) Mr. Huie joined Fusion in August 1997 at an annual salary of $160,000.

Option Grants in Last Fiscal Year

   The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in 1999, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent Fusion's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

   In 1999, Fusion granted options to purchase up to an aggregate of 928,075 shares to employees, directors and consultants. 20,800 shares were granted under Fusion's 1996 Director Option Plan and 907,275 options were granted under Fusion's 1993 Stock Option Plan at exercise prices equal to the fair market value of Fusion's common stock on the dates of the grants. All options have a term of ten years. Options under the Director Option Plan vest according to the Director Compensation section on page 7 of this Proxy. Options under the 1993 Stock Option Plan generally vest at over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month thereafter.







                                                                         Potential Realizable
                                                                           Value at Assumed
                          Number of   Percent of                         Annual Rates of Stock
                         Securities  Total Options                       Price Appreciation for
                         Underlying   Granted to   Exercise                  Option Term
                                                                         ----------------------
                           Options   Employees in    Price   Expiration
          Name           Granted (#)  Fiscal Year  Per Share    Date      5% ($)        10%($)
          ----           ----------- ------------- --------- ----------  --------     ---------
Philip M. Sawyer........   100,000       10.8        $5.75    1/01/09    $361,614      $916,402
Debera M. Brown.........    30,000        3.2         5.75    1/01/09     108,484       274,921
Scott A. Huie...........    30,000        3.2         5.75    1/01/09     108,484       274,921
Cary J. Reich, Ph.D.....    30,000        3.2         5.75    1/01/09     108,484       274,921
Joseph F. Rondinone,
 Ph.D...................    30,000        3.2         5.75    1/01/09    108,484  274,921

Option Exercises and Holdings

   The following table sets forth information with respect to the Named Executive Officers concerning exercisable and unexercisable options held as of December 31, 1999. During 1999, Debera Brown and Dan Ellis exercised options to acquire 7,000 and 17,041 shares respectively.

   The "Value of Unexercised In-the-Money Options at December 31, 1999" is based on a value of $13.00 per share, the fair market value of Fusion's common stock as reflected by the closing price on the Nasdaq National Market on December 31, 1999, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

                            Number of Securities            Value of Unexercised
                           Underlying Unexercised           In-the-Money Options
                         Options at Fiscal Year End       at Fiscal Year End($)(1)
                         ------------------------------   -------------------------
          Name           Exercisable     Unexercisable    Exercisable Unexercisable
          ----           -------------   --------------   ----------- -------------
Philip M Sawyer.........     22,916           77,084      $  166,141    $558,859
Debera M. Brown.........     91,355           48,569         935,529     382,567
Scott A. Huie...........     60,728           64,272         511,631     519,619
Cary J. Reich, Ph.D.....    134,007           47,986       1,478,119     377,539
Joseph F. Rondinone,
 Ph.D...................     67,740           57,102         619,631     462,395

--------
(1) Market value of the underlying securities based on the closing price of the Company's Common Stock on December 31, 1999 (the last market trading day in
    1999) on the Nasdaq Market of $13.00 minus the exercise price.

                              CERTAIN TRANSACTIONS

   In fiscal 1997, 1998 and in 1999, the Company had a certain consulting contract with Dr. Philip N. Sawyer, a retired distinguished heart surgeon and noted medical device designer. Fusion paid Dr. Sawyer $4,500 per month and related expenses for up to ten days of consulting per month until the contract was modified on August 31, 1998, at which time it was reduced to no more than $1,500 per month. Dr. Sawyer is a shareholder of Interface BioMedical Laboratories Corporation which is an affiliate of the Company. Dr. Sawyer is also the father of Philip M. Sawyer, the Company's president and chief executive officer. The Company believes that the terms of the contract with Dr. Sawyer were no less favorable to Fusion than could be obtained from unaffiliated third parties.

   All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                    EMPLOYMENT CHANGE-IN-CONTROL AGREEMENTS

   As of July 22, 1998, we had entered into employment agreements with Debera
M. Brown, Scott A. Huie, Cary J. Reich, Joseph F. Rondinone and Christopher S. Dauer. The agreements provide that all unvested option shares shall immediately vest upon a change of control event, which is defined as a transaction wherein our stockholders immediately before the transaction do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of our outstanding voting stock immediately after the transaction. The agreements also provide for severance benefits upon a termination other than for cause. These benefits include: three months continued salary, vesting of 50% of outstanding options and a one-year right to purchase vested options from the date of termination.

   In June 1999, we entered into employment agreements with Dan S. Ellis and Larry J. Strauss. The agreements provide that all unvested option shares shall immediately vest upon a change of control event, which is defined as a transaction wherein our stockholders immediately before the transaction do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of our outstanding voting stock immediately after the transaction.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors (the "Committee") consists of two non-employee directors: Douglas E. Kelly and Vaughn D. Bryson. The Committee was established in October 1993 and is responsible for reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including salaries, bonuses, stock compensation and loans, and all bonus and stock compensation to other employees.

 Compensation Philosophy and Policies

   The policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through stock ownership. The Committee's objectives are to:

  . ensure that there is an appropriate relationship between executive compensation and the creation of stockholder value;

  . ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

  . ensure that current cash and equity incentive opportunities are competitive with comparable companies.

 Elements of Compensation

   Compensation for officers and key employees includes both cash and equity elements.

   Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Compensation of sales personnel may include sales commissions tied to quarterly and annual targets.

   Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the 1993 Plan and the 1993 Employee Stock Purchase Plan (the "Purchase Plan"), which plans were adopted prior to the Company's initial public offering in June 1996. The 1993 Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has sole authority to grant stock options to executive officers of the Company and is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive stock option awards and other relevant factors. Additional options may be granted to current employees to reward exceptional performance or to provide additional equity incentives. These options typically vest over a four-year period and thus require the employee's continuing efforts on behalf of the Company. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that it is in the stockholders' interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of the Company's success.

 Fiscal 1999 Executive Compensation

   Executive compensation for fiscal year 1999 included base salary, and incentive stock option grants. Executive base salary and total compensation for fiscal year 1999 were determined after review of salary survey data for comparable public companies in the medical technology industry. Factors in selection of the appropriate data for comparison include company size and geographical location. In addition, the Committee reviewed compensation data extracted from the public records of comparable public companies in the medical technology/device industry. These companies were selected based on comparable age as public companies, stage of development, geographical location and other relevant factors.

 Chief Executive Officer Compensation for Fiscal 1999

   Philip Sawyer's salary for fiscal 1999 was $189,375. In 1999, Mr. Sawyer did not receive a cash bonus for his 1999 performance.

 Summary

   The Compensation Committee sets policy and administers the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and provide incentive for these persons to achieve goals which will build long-term stockholder value.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Douglas E. Kelly, M.D.
                                          Vaughn D. Bryson

                            STOCK PERFORMANCE GRAPH

   The following graph compares the Company's cumulative total stockholder return with those of the "Nasdaq Stock Market U.S." Index and the "Hambrecht & Quist Healthcare Excluding Biotechnology" Index. The graph assumes that $100 was invested (i) on June 7, 1996 (the effective date of the Company's initial public offering) in the Company's Common Stock and (ii) on June 30, 1996 in the Nasdaq Stock Market U.S." Index and the "Hambrecht & Quist Healthcare Excluding Biotechnology" Index, including reinvestment of dividends, and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 1999. The performance shown is not necessarily indicative of future price performance.

                      STOCK PERFORMANCE GRAPH APPEARS HERE
                              6/7/96   12/31/96   12/31/97   12/31/98   12/31/99
Fusion Medical Technologies   $100.00  $ 34.62    $ 22.59    $ 44.23    $100.00
H&Q Healthcare Excl. Biotech  $100.00  $106.63    $127.07    $154.40    $133.96
NASDAQ Composite              $100.00  $104.84    $128.65    $180.53    $336.00

   The information contained in the Stock Performance Graph shall not be deemed "soliciting material" or to be filed with the Securities & Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Mountain View, California
April 25, 2000

                                  DETACH HERE


                                     PROXY

                       FUSION MEDICAL TECHNOLOGIES, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

              Proxy Solicited on Behalf of the Board of Directors



     The undersigned stockholder of Fusion Medical Technologies, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Philip M. Sawyer, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Stockholders of Fusion Medical Technologies, Inc. to be held on June 15, 2000 at 10:00 a.m., local time, at the Company's principal executive offices located at 34175 Ardenwood Boulevard Fremont, CA 94555 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse:


----------------                                                  --------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
----------------                                                  --------------

FMS78A                            DETACH HERE

[X] Please mark
votes as in this
example.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the election of the nominated Class I and Class II Directors (2) FOR approval to amend the Company's 1993 Stock option Plan increasing the number of shares of Common Stock authorized for issuance and (3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Independent auditors and as the proxy holders deem advisable on such other matters as may come before the meeting.


1. Election of Directors                                      2. Proposal to ratify and approve on      FOR    AGAINST    ABSTAIN
                                                                 amendment to the 1993 Stock Option     [ ]      [ ]        [ ]
   Class I Nominee: J. Michael Egan                              Plan to increase the number of
                                                                 shares reserved for issuance by
                                                                 950,000 to 3,590,492 shares.
   FOR ALL [ ]          [ ] WITHHELD FROM
   NOMINEES             ALL NOMINEES                          3. Proposal to ratify the appointment     FOR    AGAINST    ABSTAIN
                                           MARK HERE [ ]         of PricewaterhouseCoopers LLP as       [ ]      [ ]        [ ]
                                           FOR ADDRESS           independent auditors of the Company
                                                                 for the year ending December 31, 2000.
                                           CHANGE AND
                                           NOTE BELOW
   Class II Nominee: Douglas E. Kelly, M.D.                      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS
                                                                 REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN.
   FOR ALL [ ]          [ ] WITHHELD FROM                        EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEY-IN-FACT
   NOMINEES             ALL NOMINEES                             SHOULD ADD THEIR TITLES. IF A SIGNER IS A CORPORATION, PLEASE GIVE
                                                                 FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN,
                                                                 STATING TITLE. IF SIGNER IS AN PARTNERSHIP, PLEASE SIGN IN
                                                                 PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE SIGN, DATE AND
                                                                 PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH
                                                                 IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                                                 NOTE: (PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE.
                                                                 IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY,
                                                                 BOTH SHOULD SIGN.)

Signature:___________________________ Date:_______________       Signature:_________________________________ Date:________________